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                                                                     EXHIBIT 12

                       THE LIMITED, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (Thousands)

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                                                                                  Year Ended
                                             ------------------------------------------------------------------------------------
                                             February 3, 1996 January 28, 1995 January 29, 1994 January 30, 1993 February 1, 1992
                                             ---------------- ---------------- ---------------- ---------------- ----------------
Adjusted Earnings
- -----------------
Pretax earnings                                  $1,184,511       $  744,343         $644,999        $745,497        $660,302

Portion of minimum rent ($669,301 in 1995,
$614,147 in 1994, $572,278 in 1993, $510,544
in 1992 and $419,025 in 1991)
representative of interest                          223,100          204,716          190,759         170,181         139,675

Interest on indebtedness                             77,537           65,381           63,865          62,398          63,927

Minority Interest                                    22,374                -                -               -               -
                                             ---------------- ---------------- ---------------- ---------------- ----------------
Total Earnings as Adjusted                       $1,507,522       $1,014,440         $899,623        $978,076        $863,904
                                             ================ ================ ================ ================ ================

Fixed Charges
- -------------

Portion of minimum rent representative of
interest                                         $  223,100       $  204,716         $190,759        $170,181        $139,675

Interest on indebtedness                             77,537           65,381           63,865          62,398          63,927
                                             ---------------- ---------------- ---------------- ---------------- ----------------
Total Fixed Charges                              $  300,637       $  270,097         $254,624        $232,579        $203,602
                                             ================ ================ ================ ================ ================
Ratio of Earnings to Fixed Charges                 5.01x            3.76x            3.53x            4.21x           4.24x
                                             ================ ================ ================ ================ ================
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